UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 22, 2005

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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Item 7.01 Regulation FD Disclosure

Michael Wellesley-Wesley, President and CEO of Chyron Corporation (the "Company"), is scheduled to deliver presentations regarding the Company to institutional investors on June 23, 28 and 29, 2005.

Copies of the slides to be used in his presentations will be available on the Investor Relations page of the Company's website (www.chyron.com) and are attached as Exhibit 99.1 and incorporated herein by reference.

This report, which is furnished under Item 9.01 of Form 8-K, is not to be deemed an admission as to the materiality of any information in this report that is required to be disclosed by Regulation FD. The Company undertakes no obligation to update the information contained in the report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Copies of presentation slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

99.1	Copies of presentation slides.

Date: June 22, 2005